EXHIBIT 21.1

                          COLUMBUS MCKINNON CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


ASI of Australia Pty. Ltd. (Australia)
Audubon Export, Inc. (FSC) (US)
Automatic Systems, Inc. (US)
Automatic Systems Conveyors Limited (Canada)
CM Insurance Company, Inc. (US)
Columbus McKinnon Limited (Canada)
Columbus McKinnon Finance Corporation (Canada)
Duff-Norton Asia Pacific Pty. Ltd. (Singapore)
Egyptian-American Crane Co. (joint venture) (Egypt)
Endor S.A. de C.V. (Mexico)
Hangzhou (LILA) Lifting and Lashing Co. Ltd. (China)
Kunming Duff-Norton Machinery Co. Ltd. (joint venture) (China)
LICO, Inc. (US)
LICO Conveyor Company (US)
LICO International Corporation (FSC) (US)
LICO Steel, Inc. (US)
Manutention Connection (France)
Mechanical Products, Inc. (US)
Minitec Corporation (US)
Spreckels Development Company, Inc. (US)
Spreckels Land Company, Inc. (US)
Spreckels Water Company, Inc. (US)
Univeyor A/S (Denmark)
Univeyor Conveying Systems Ltd. (England)
Univeyor Electronic A/S (Denmark)
Yale Industrial Products Asia (Thailand) Co. Ltd. (Thailand)
Yale Industrial Products GmbH (Austria)
Yale Industrial Products GmbH (Germany)
Yale Industrial Products, Inc. (US)
Yale Industrial Products, Ltd. (UK)
Yale Industrial Products Pty. Ltd. (South Africa)

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